Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 16, 2021 relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-260027) of Rent the Runway, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-260027) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 26, 2021